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                                                                    EXHIBIT 10.3

                  THIRD AMENDED AND RESTATED SECURITY AGREEMENT

       THIS THIRD AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement") is entered into as of June 30, 2000 among SLEEPMASTER L.L.C., a New Jersey limited liability company (the "Borrower"), the Domestic Subsidiaries of the Borrower indicated on the signature pages hereto (individually a "Guarantor" and collectively the "Guarantors"; together with the Borrower, individually an "Obligor" and collectively the "Obligors") and FIRST UNION NATIONAL BANK, in its capacity as administrative agent (in such capacity, the "Administrative Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders").

                                    RECITALS

       WHEREAS, a $103,875,000 million credit facility was established in favor of the Borrower pursuant to the terms of that Second Amended and Restated Credit Agreement, dated as of April 28, 2000 (as amended and modified, the "Original Credit Agreement"), by and among the Borrower, the guarantors party thereto, the lenders party thereto and First Union National Bank, as administrative agent for the lenders;

       WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the Lenders and the Administrative Agent, the lenders have agreed to provide an amended and restated credit facility to replace and refinance the credit facility provided pursuant to the Original Credit Agreement; and

       WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue Letters of Credit under the Credit Agreement that the Obligors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders.

       NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

       1.     Definitions.

              (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of North Carolina on the date hereof (the "UCC") are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. For purposes of this Security Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into a Hedging Agreement with the Borrower.
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              (b) In addition, the following terms shall have the following meanings:

              "Copyright Licenses": any written agreement, naming any Obligor as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement.

                     "Copyrights": (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement.

              "Patent License": all agreements, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement.

              "Patents": (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement.

              "Secured Obligations": the collective reference to the following:

                     (a) In the case of the Borrower, the prompt performance and observance by the Borrower of all obligations of the Borrower under the Credit Agreement, the Notes, this Security Agreement and the other Credit Documents to which the Borrower is a party;

                     (b) In the case of the Guarantors, the prompt performance
              and observance by the Guarantors of all obligations of the Guarantors under the Credit Agreement, this Security Agreement and the other Credit Documents to which any Guarantor is a party, including, without limitation, its guaranty obligations arising under Article X of the Credit Agreement; and

                     (c) All other indebtedness, liabilities and obligations of any kind or nature, now existing or hereafter arising, owing from any Obligor to any Lender or the Administrative Agent, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Hedging Agreements and all obligations and liabilities incurred in connection with collecting and enforcing the Secured Obligations.

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              "Trademark License": means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark, including, without limitation, any thereof referred to in
       Schedule 3.16 to the Credit Agreement.

              "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.16 to the Credit Agreement, and (b) all renewals thereof.

              "Work": any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

       2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

              (a)    all Accounts;

              (b)    all Chattel Paper;

              (c)    all Copyrights;

              (d)    all Copyright Licenses;

              (e)    all Deposit Accounts;

              (f)    all Documents;

              (g)    all Equipment;

              (h)    all Fixtures;

              (i)    all General Intangibles;

              (j)    all Instruments;

              (k)    all Inventory;

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              (l)    all Investment Property (excluding for purposes hereof any
                     Capital Stock of Serta, Inc. and any Capital Stock of a foreign subsidiary of an Obligor to the extent the granting of such a security interest would result in adverse tax consequences);

              (m)    all Patents;

              (n)    all Patent Licenses;

              (o)    all Trademarks;

              (p)    all Trademark Licenses;

              (q) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

              (r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

       The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

       Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any property, rights or licenses to the extent the granting of a security interest therein is prohibited by or would constitute a default under any agreement or document otherwise permitted to be entered into under the Credit Agreement governing such property, rights or licenses (but only to the extent such prohibition is enforceable under applicable law).

       3.     Provisions Relating to Accounts.

              (a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Lender be obligated

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       in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

              (b) Once during each calendar year or at any time after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. Upon the Administrative Agent's request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that so long as no Default or Event of Default shall have occurred or be continuing, the Administrative Agent agrees that such reports and test verifications shall not be required more often than once per fiscal quarter. The Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts. It is agreed that the Administrative Agent will notify the Borrower of such communications promptly thereafter.

       4. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding or any Credit Document or Hedging Agreement is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

              (a)    Chief Executive Office; Books & Records. Each
       Obligor's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth on
       Schedule 3.20(c) to the Credit Agreement, and each Obligor keeps its books and records at such locations.

              (b) Location of Collateral. The location of all Collateral owned by each Obligor is as shown on Schedule 3.20(b) to the Credit Agreement.

              (c) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. Each Obligor's legal name is as shown in this Security Agreement and no Obligor has in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename not disclosed on Schedule 3.19 to the Credit Agreement.

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                     (d)    Security Interest/Priority. This Security Agreement
       creates a valid security interest in favor of the Administrative Agent, for the benefit of the Lenders, in the Collateral of such Obligor and, when properly perfected by filing or otherwise, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing or otherwise under the UCC, free and clear of all Liens except for Permitted Liens.

                     (e) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                     (f) Accounts. (i) Each Account of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to the account debtor named therein, (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been heretofore endorsed over and delivered to the Administrative Agent and (iv) no surety bond was required or given in connection with any Account of an Obligor or the contracts or purchase orders out of which they arose.

                     (g) Inventory. No Inventory is held by an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

                     (h)    Intellectual Property.

                            (i)    Schedule 3.16 to the Credit Agreement
              includes all registered and all material unregistered Copyrights, Patents and Trademarks owned by or licensed (pursuant to a written license) by or to the Obligors as of the date hereof.

                            (ii) To each Obligor's knowledge, each Copyright, Patent and Trademark of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned, and such Obligor is legally entitled to use each of its tradenames.

                            (iii) Except as set forth in Schedule 3.16 to the Credit Agreement, none of such Copyrights, Patents and Trademarks owned by any Obligor is the subject of any licensing or franchise agreement.

                            (iv) To each Obligor's knowledge, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark.

                            (v) To each Obligor's knowledge, no action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or which, if adversely determined, would have a material adverse effect on the value of any Copyright, Patent or Trademark.



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                            (vi)   To each Obligor's knowledge, all applications
              pertaining to the Copyrights, Patents and Trademarks of such Obligor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents and Trademarks are valid and enforceable.

                            (vii)  No Obligor has made any assignment or
              agreement in conflict with the security interest of the Administrative Agent in the Copyrights, Patents or Trademarks of each Obligor hereunder.

       5. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations remain outstanding or any Credit Document or Hedging Agreement is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Obligor shall:

              (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

              (b) Preservation of Collateral. Keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

              (c) Instruments/Chattel Paper/Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, or if any Property comprising Collateral shall be stored or shipped subject to a Document, immediately deliver such Instrument, Chattel Paper or Document to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

              (d) Change in Location. Not, without providing 30 days prior written notice to the Administrative Agent and without filing such amendments to any previously filed financing statements as the Administrative Agent may require, (a) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 3.20(c) to the Credit Agreement, (b) change the location of its Collateral from the locations set forth for such Obligor on Schedule 3.20(b) to the Credit Agreement, or (c) change its name, be party to a merger, consolidation or other change in structure or use any tradename other than as disclosed on
       Schedule 3.19 to the Credit Agreement.

              (e) Inspection. Upon reasonable notice, and during reasonable hours, at all times allow the Administrative Agent or its representatives to visit and inspect the Collateral as set forth in Section 5.6 of the Credit Agreement.

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              (f)    Perfection of Security Interest. Execute and deliver to the
       Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Patent and Trademark Office in the form of Schedule 5(f)(i) attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of
       Schedule 5(f)(ii) attached hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(f)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. To that end, each Obligor agrees that the Administrative Agent may file one or more financing statements disclosing the Administrative Agent's security interest in any or all of the Collateral of such Obligor without, to the extent permitted by law, such Obligor's signature thereon, and further each Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor's attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any such financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Credit Agreement is in effect or any amounts payable thereunder or under any other Credit Document, any Letter of Credit or any Hedging Agreement shall remain outstanding, and until all of the Commitments thereunder shall have terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than North Carolina becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Obligor pursuant to

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       the power of attorney granted hereinabove). If any Collateral is in the possession or control of an Obligor's agents and the Administrative Agent so requests, such Obligor agrees to notify such agents in writing of the Administrative Agent's security interest therein and, upon the Administrative Agent's request, instruct them to hold all such Collateral for the Lenders' account and subject to the Administrative Agent's instructions. Each Obligor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.

              (g) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor's business.

              (h)    Covenants Relating to Copyrights.

                     (i) Employ the Copyright for each material Work with such notice of copyright as may be required by law to secure copyright protection.

                     (ii) Unless such Obligor shall either (A) reasonably and in good faith determine that a Copyright is of negligible economic value to such Obligor, or (B) has a valid business purpose to do otherwise, not do any act or knowingly omit to do any act whereby any Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows that any material Copyright could reasonably be expected to become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding an Obligor's ownership of any such Copyright or its validity; (C) take all commercially reasonable steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any material Copyright of an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                     (iii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder.

              (i)    Covenants Relating to Patents and Trademarks.

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                     (i)    Unless Obligor shall either (A) reasonably and in
              good faith determine that a Trademark is of negligible economic value to such Obligor, or (B) has a valid business purposes to do otherwise, (I) Continue to use each Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (II) maintain as in the past the quality of products and services offered under such Trademark, (III) employ such Trademark with the appropriate notice of registration, (IV) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (V) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                     (ii) Unless such Obligor shall either (A) reasonably and in good faith determine that a Patent is of negligible economic value to such Obligor, or (B) has a valid business purpose to do otherwise, not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

                     (iii) Notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or material Trademark may become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding an Obligor's ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

                     (iv) Whenever an Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, an Obligor shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, an Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Patent or Trademark and the goodwill and general intangibles of an Obligor relating thereto or represented thereby.

                     (v) Unless such Obligor shall either (A) reasonably and in good faith determine that a Patent or Trademark is of negligible economic value to such Obligor, or (B) has a valid business purpose to do otherwise, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each

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              application (and to obtain the relevant registration) and to maintain each registration of all Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                     (vi) Promptly notify the Administrative Agent and the Lenders after it learns that any material Patent or material Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and unless such Obligor shall either
              (A) reasonably and in good faith determine that a Patent or Trademark is of negligible economic value to such Obligor, or (B) has a valid business purpose to do otherwise, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

                     (vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder.

              (j) New Patents, Copyrights and Trademarks. Promptly provide the Administrative Agent with (i) a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) (A) with respect to Copyrights, a duly executed Notice of Security Interest in Copyrights, (B) with respect to Patents, a duly executed Notice of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Notice of Security Interest in Trademarks or (D) such other duly executed documents as the Administrative Agent may request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.

              (k) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Administrative Agent hereunder.

       6. Advances by Lenders. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent or the Lenders may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate specified in Section 2.7 of the Credit Agreement. No such performance of any covenant or agreement by the

Administrative Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Credit Documents or any Hedging Agreement. The Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

       7.     Events of Default.

       The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an "Event of Default").

       8.     Remedies.

              (a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in the Hedging Agreements or by law (including, but not limited to, the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises,
       (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any and all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). In addition to all other sums due the Administrative Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Administrative Agent and each of the Lenders all reasonable documented costs and expenses incurred by the Administrative Agent or any such Lender, including, but not limited to, reasonable attorneys' fees (actually incurred) and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Lenders may further postpone such sale by announcement made at such time and place.

              (b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent. In addition, the Administrative Agent or its designee may notify any Obligor's customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent's security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including, without limitation, by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lenders in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent's own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. The Administrative Agent and the Lenders shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Administrative Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees (actually incurred) suffered or incurred by the Administrative Agent or the Lenders (each, an "Indemnified Party") because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

              (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may, upon the occurrence of an Event of Default and during the continuance thereof, remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

              (d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any Hedging Agreement or as provided by law, or any delay by the Administrative Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the Lenders, nor any party acting as attorney for the Administrative Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agents and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Lenders may have.

              (e) Retention of Collateral. The Administrative Agent may, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, to the extent the Administrative Agent is in possession of any of the Collateral, retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

              (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in Section
       2.10 of the Credit Agreement, together with the costs of collection and the reasonable fees

       (actually incurred) of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

       9.     Rights of the Administrative Agent.

              (a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of
       Default:

                     (i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

                     (ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

                     (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

                     (iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

                     (v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

                     (vi) to adjust and settle claims under any insurance policy relating thereto;

                     (vii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

                     (viii) to institute any foreclosure proceedings that the
              Administrative Agent may deem appropriate; and

                     (ix) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

       This power of attorney is a power coupled with an interest and shall be irrevocable (i) for so long as any of the Secured Obligations (other than inchoate indemnity obligations) remain outstanding, any Credit Document or any Hedging Agreement is in effect or any Letter of Credit shall remain outstanding and (ii) until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

              (b) Performance by the Administrative Agent of Obligations. If any Obligor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Obligors on a joint and several basis pursuant to Section 11 hereof.

              (c) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof pursuant to the terms of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

              (d) The Administrative Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the

       Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

       10. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in
Section 2.13(b) of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

       11. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable documented costs and expenses of the Administrative Agent or the Lenders, all of which costs and expenses shall constitute Secured Obligations hereunder.

       12.    Continuing Agreement.

              (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than inchoate indemnity obligations) remain outstanding or any Credit Document or Hedging Agreement is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments thereunder shall have terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Credit Documents). Upon such payment and termination, this Security Agreement shall be automatically terminated and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

              (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees (actually incurred) and disbursements) incurred by the Administrative Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

       13. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.

       14. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Lenders hereunder, to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of each Lender or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Administrative Agent and each Lender, and its successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent, or such Lender, or its officers, employees or agents.

       15. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 9.2 of the Credit Agreement.

       16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

       17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

       18.    Governing Law; Submission to Jurisdiction; Venue.

              (a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Security Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 9.2 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

              (b) Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection
       (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

       19. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

       20. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

       21. Entirety. This Security Agreement, the other Credit Documents and the Hedging Agreements represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents, the Hedging Agreements or the transactions contemplated herein and therein.

       22. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Credit Documents and the Hedging Agreements, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

       23. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent's and the Lenders' rights or the Secured Obligations under this Security Agreement, under any other of the Credit Documents or under any Hedging Agreement.

       24.    Joint and Several Obligations of Obligors.

              (a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

              (b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Credit Documents and the Hedging Agreements, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

              (c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

       25. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.









                  [remainder of page intentionally left blank]

       Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                               SLEEPMASTER L.L.C.,
---------                               a New Jersey limited liability company

                                        By: /s/ James P. Koscica
                                           -----------------------------
                                        Name:
                                        Title: Executive V.P., C.F.O., Secretary

GUARANTORS:                             LOWER ROAD ASSOCIATES, LLC,
-----------                             a New Jersey limited liability company

                                        PALM BEACH BEDDING COMPANY,
                                        a Florida corporation

                                        HERR MANUFACTURING COMPANY,
                                        a Pennsylvania corporation

                                        SLEEPMASTER FINANCE CORPORATION,
                                        a Delaware corporation

                                        ADAM WUEST CORPORATION,
                                        a Delaware corporation

                                        SIMON MATTRESS MANUFACTURING CO.,
                                        a California company

                                        CRESCENT SLEEP PRODUCTS COMPANY,
                                        a Delaware corporation

                                        By: /s/ James P. Koscica
                                           -------------------------------
                                        Name:
                                        Title:







                           [signature pages continue]

                    Accepted and agreed to as of the date first above written.

                                         FIRST UNION NATIONAL BANK,
                                         Administrative Agent

                                         By:  /s/ Kevin McCarthy
                                             ------------------------------
                                         Name: Kevin McCarthy
                                              -----------------------------
                                         Title: Director
                                               ----------------------------

                                SCHEDULE 5(f)(i)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                   COPYRIGHTS

United States Copyright Office

Gentlemen:

       Please be advised that pursuant to the Security Agreement dated as of June 30, 2000 (as the same may be amended, modified, extended or restated from time to time, the "Security Agreement") by and among the Obligors party thereto (each an "Obligor" and collectively, the "Obligors") and First Union National Bank, as Administrative Agent (the "Administrative Agent") for the lenders referenced therein (the "Lenders"), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown below to the Administrative Agent for the ratable benefit of the Lenders:


                                   COPYRIGHTS




                                                                              Date of
            Copyright No.                 Description of Copyright          Copyright
            ------------                  ------------------------          ----------



                             Copyright Applications


               Copyright                  Description of Copyright          Date of Copyright
            Applications No.                      Applied For                  Applications
            ---------------               ------------------------         -------------------

       The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

                                Very truly yours,



                                ----------------------------------
                                [Obligor]

                                By:
                                   ----------------------------
                                Name:
                                     --------------------------
                                Title:
                                      -------------------------

Acknowledged and Accepted:

FIRST UNION NATIONAL BANK,
as Administrative Agent

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                SCHEDULE 5(f)(ii)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                     PATENTS



United States Patent and Trademark Office

Gentlemen:

       Please be advised that pursuant to the Security Agreement dated as of June 30, 2000 (the "Security Agreement") by and among the Obligors party thereto (each an "Obligor" and collectively, the "Obligors") and First Union National Bank, as Administrative Agent (the "Administrative Agent") for the lenders referenced therein (the "Lenders"), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Administrative Agent for the ratable benefit of the Lenders:


                                     PATENTS
                                     -------
                                          Description of Patent             Date of
               Patent No.                         Item                      Patent
               ---------                  ---------------------             -------

                               Patent Applications
                               -------------------
                Patent                    Description of Patent             Date of Patent
            Applications No.                    Applied For                  Applications
            ---------------               ---------------------             -----------------

       The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

                                             Very truly yours,


                                              ----------------------------------
                                              [Obligor]

                                              By:
                                                 ----------------------------
                                              Name:
                                                   --------------------------
                                              Title:
                                                    -------------------------


Acknowledged and Accepted:

FIRST UNION NATIONAL BANK,
as Administrative Agent

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                               SCHEDULE 5(f)(iii)

                                     NOTICE

                                       OF

                           GRANT OF SECURITY INTEREST

                                       IN

                                   TRADEMARKS

United States Patent and Trademark Office

Gentlemen:

       Please be advised that pursuant to the Security Agreement dated as of June 30, 2000 (the "Security Agreement") by and among the Obligors party thereto (each an "Obligor" and collectively, the "Obligors") and First Union National Bank, as Administrative Agent (the "Administrative Agent") for the lenders referenced therein (the "Lenders"), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the Lenders:



                                   TRADEMARKS
                                   ----------
                                          Description of Trademark          Date of
               Trademark No.                        Item                   Trademark
               ------------               ------------------------         ---------

                             Trademark Applications
                             ----------------------


               Trademark                  Description of Trademark          Date of Trademark
            Applications No.                     Applied For                   Applications
            ---------------               -----------------------           ------------------

       The Obligors and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.


                                             Very truly yours,


                                              ----------------------------------
                                              [Obligor]

                                              By:
                                                 ----------------------------
                                              Name:
                                                   --------------------------
                                              Title:
                                                    -------------------------


Acknowledged and Accepted:

FIRST UNION NATIONAL BANK,
as Administrative Agent

By:
   -----------------------
Name:
     ---------------------
Title:
      --------------------

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT is dated as of April 28, 2000, by and among Simon Mattress Manufacturing Co., a California corporation (the "Company"), Sleepmaster Holdings L.L.C., a New Jersey limited liability company ("Holdings"), Sleepmaster L.L.C., a New Jersey limited liability company ("Sleepmaster"), and Stephen Alloway (the "Executive").

                  WHEREAS the parties desire to enter into an agreement regarding the employment of the Executive as Vice President of Finance of the Company upon terms and conditions set forth herein;

                  WHEREAS, the Executive acknowledges and agrees that the provisions of this Agreement, including, without limitation, Sections 3, 4 and 5 are material to the Company Group and that the Company Group would not have entered into this Agreement without such provisions;

                  NOW, THEREFORE, the parties hereto agree as follows:

                       1. Definitions. As used herein, the following terms shall have the following meanings.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Board" means the Company's board of directors.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York.

                  "Cause" means (i) a material breach of the Executive's covenants under this Agreement and such breach shall not have been cured within 15 days after written notice to the Executive, (ii) the commission by the Executive of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries, or (iii) the Executive's repeated wilful failure to comply with the reasonable and lawful written directives of the Board.

                  "Company Group" means the Company, Holdings, Sleepmaster and their respective Subsidiaries.

                  "Disability" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company or a Subsidiary of the Company for a period of at least 120 consecutive days or for shorter periods aggregating at least 180 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board; provided that the Company shall comply with the requirements of the Americans with Disabilities Act.

                  "Key Employee" means all salaried employees of the Company receiving a base salary greater than $50,000 per year from the Company as compensation.

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation or a limited liability company, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

                  "Termination Year" means that fiscal year of the Company during which the Employment Period ends pursuant to the terms of Section 2(d) hereof.

         2.       Employment.

                  (a) Employment. The Company agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 2(d) (the "Employment Period").

                  (b) Position and Duties.

                           (i) Commencing on the date hereof and continuing
during the Employment Period, the Executive shall serve as Vice President of Finance of the Company under the supervision and direction of the Board.

                           (ii) The Executive shall devote his best efforts and
his full business time and attention (except for permitted vacation periods and reasonable periods of illness other than Disability) to the business and affairs of the Company. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                  (c)      Base Salary and Benefits.

                           (i) Base Salary. During the Employment Period, the
Executive's base salary shall be $185,000 per annum (the "Base Salary"), which salary shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

                           (ii) Executive Bonus Plan. During the Employment
Period, the Executive will be eligible to receive a bonus based on the Company's achievement of the Target EBITDA for such fiscal year. Target EBITDA for the Company shall be $6,600,000 for fiscal year 2000.

                                    (A) Once the Board has determined (which
determination shall be made within thirty (30) days from the issuance of the Company's audited financial statements) the percentage of EBITDA achieved for such fiscal year as compared to the Target EBITDA for such fiscal year (the "Achieved EBITDA Percentage"), so long as the Achieved EBITDA Percentage for such fiscal year equals or exceeds 80%, the Executive shall be entitled to receive a bonus payment in an amount equal to the product of (x) the Bonus Multiple (as set forth opposite the Achieved EBITDA Percentage below), (y) 20% and (z) the Executive's Base Salary for such fiscal year. The bonus payment shall be made within five (5) days of the Board's determination. The bonus payment shall be subject to customary withholding.

      Achieved EBITDA Percentage                   Bonus Multiple
--------------------------------------- --------------------------------------
                                   80%                                    50%
--------------------------------------- --------------------------------------
                                  100%                                   100%
--------------------------------------- --------------------------------------
                                  110%                                   125%
--------------------------------------- --------------------------------------
                                  120%                                   150%
--------------------------------------- --------------------------------------

                                    (B) Each Bonus Multiple set forth above
shall increase linearly as the Achieved EBITDA Percentage increases; therefore, so long as the Achieved EBITDA Percentage equals or exceeds 80%, in the event the actual Achieved EBITDA Percentage falls between any of the target Achieved EBITDA Percentages set forth above, the applicable Bonus Multiple shall be adjusted accordingly; provided, that in no event shall the Bonus Multiple exceed 150%. For example, (1) in the event the actual Achieved EBITDA Percentage is 90%, the Bonus Multiple shall be 75% or (2) in the event the actual Achieved EBITDA Percentage is 115%, the Bonus Multiple shall be 137.5%.

                           (iii) Benefits. In addition to the Base Salary and
any bonuses payable to the Executive pursuant to Section 2(c)(ii), the Executive shall be entitled, during the Employment Period, to all benefits set forth on Schedule A hereto (the "Benefits").

                           (iv) Expenses. The Company shall reimburse the
Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company Group's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the requirements of the Company Group with respect to reporting and documentation of such expenses.

                  (d) Term. The Employment Period shall end on April 28, 2001, subject to earlier termination (x) by reason of the Executive's death or Disability, (y) by resolution of the Board, with or without Cause or (z) upon the Executive's voluntary resignation.

                           (i) If the Employment Period is terminated on or
before April 28, 2001:

                                    (A) by resolution of the Board other than
for Cause, the Executive shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination, (2) a portion of the bonus payment earned by the Executive during the Termination Year pro rated based on the number of days of the Termination Year prior to the date of termination, which such payment will be made when the bonus payments for such Termination Year are otherwise due, and (3) Base Salary from the date of termination through the period ending on the six-month anniversary of the date of termination.

                                    (B) as a result of the Executive's death or
Disability, the Executive or the Executive's estate, as applicable, shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                                    (C) as a result of the Executive's voluntary
resignation or by resolution of the Board for Cause, the Executive shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                           (ii) Following the termination of the Employment
Period:

                                    (A) the Executive agrees that: (1) the
Executive shall be entitled to the payments provided for in Section 2(d)(i)(A), if any, if and only if Executive has not breached as of the date of termination of the Employment Period the provisions of Sections 3, 4 and 5 hereof and does not breach such sections at any time during the period for which such payments are to be made and (2) the Company's obligation to make such payments will terminate upon the occurrence of any such breach during any such severance period.

                                    (B) any payments pursuant to Section
2(d)(i)(A) shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding, and following such payments none of the Company

Group shall have any further obligation to the Executive pursuant to this
Section 2(d) except as provided by law.

                           (iii) The Executive hereby agrees that except as
expressly provided herein, no severance compensation of any kind, nature or amount shall be payable to the Executive and except as expressly provided herein, the Executive hereby irrevocably waives any claim for severance compensation.

                           (iv) All of the Executive's rights to Benefits
hereunder (if any) shall cease upon the termination of the Employment Period.

                           (v) The Executive has no obligation to seek or obtain
other engagements or employment to mitigate any damages to which the Executive may be entitled by reason of any termination of this Agreement pursuant to
Section 2(d)(i)(A). If the Employee does obtain other engagements or employment of any nature and in any location, the total compensation actually earned by the Executive from such other employment or engagements during the period that he is to receive payments, if any, pursuant to Section 2(d)(i)(A) shall reduce any amounts which the Company would otherwise be required to pay the Executive under this Agreement.

         3. Confidential Information. The Executive acknowledges that the information and data obtained by him while employed by the Company Group concerning the business or affairs of the Company Group, including any business plans, pricing information, sales figures, profit or loss figures, information relating to customers, clients, suppliers, sources of supply and customer lists ("Confidential Information") are the property of such member of the Company Group. Therefore, the Executive agrees that, except as required by law or court order, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act. The Executive shall deliver to the Company at the termination of such Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company Group which he may then possess or have under his control.

         4. Inventions and Patents. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company Group ("Work Product") belong to such member of the Company Group. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         5.       Noncompete, Nonsolicitation.

                  (a) The Executive acknowledges that in the course of his employment with the Company he has become familiar, and he will become familiar, with the Company Group's trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, the Executive agrees that, during the time he is employed by the Company Group and during any applicable Post-Termination Period (the "Noncompete Period"), he shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with, or potential competition with, the businesses of the Company Group as such businesses exist or are in process on the date hereof, within any geographical area in which the Company Group engages or has written plans to engage in such businesses. Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation. For purposes of this Section 5, "Post-Termination Period" means the period beginning on the date of termination through the six-month anniversary date of the date of termination of the Executive's employment.

                  (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company Group to leave the employ of the Company Group, or in any way interfere with the relationship between the Company Group and any employee thereof, including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company Group, (ii) hire any person who was a Key Employee of the Company Group at any time during the Executive's employment period, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company Group to cease doing business with the Company Group, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company Group.

                  (c) The Executive agrees that: (i) the covenants set forth in this Section 5 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company Group would not have entered into this Agreement but for the covenants of the Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company Group to enter into this Agreement.

                  (d) If, at the time of enforcement of this Section 5, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (e) The Executive recognizes and affirms that in the event of his breach of any provision of Sections 3, 4 or 5, money damages would be inadequate and the Company Group would have no adequate remedy at law. Accordingly, the Executive agrees that in the event of a breach or a threatened breach by the Executive of any of the provisions of Sections 3, 4 or 5, the Company Group, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

         6. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           Simon Mattress Manufacturing Co.
                           3777 Vaca Valley Parkway
                           Vacaville, CA  95688-9430
                           Attention:  President
                           Telephone No.:  (707) 446-7999
                           Telecopy No.:   (707) 446-6057

                           With copies to:

                           Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, NJ  07036
                           Attention:  President
                           Telecopy No.:  (908) 381-4455

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue - 14th Floor
                           New York, NY  10043
                           Attention:  Mr. John Weber
                           Telecopy No.:  (212) 888-2940

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Kimberly P. Taylor, Esq.
                           Telecopy No.:  (212) 446-4900

                  To any other Member of the Company Group:

                           c/o Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, NJ  07036
                           Attention:  President
                           Telecopy No.:  (908) 381-4455

                           With copies to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue - 14th Floor
                           New York, NY  10043
                           Attention:  Mr. John Weber
                           Telecopy No.:  (212) 888-2940

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention: Kimberly P. Taylor, Esq.
                           Telecopy No.:  (212) 446-4900

                  To the Executive:

                           c/o Simon Mattress Manufacturing Co.
                           3777 Vaca Valley Parkway
                           Vacaville, CA  95688-9430
                           Telephone No.:  (707) 446-7999
                           Telecopy No.:   (707) 446-6057

                           With a copy to:

                           Hanson Bridgett Marcus Vlahos & Rudy LP
                           333 Market Street
                           Suite 2300
                           San Francisco, CA 94105
                           Attention:  William D. Taylor, Esq.
                           Telephone No. (415) 777-3200
                           Telecopy No. (415) 541-9366

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         7.       Miscellaneous.

                  (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (b) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company Group and their respective successors and assigns.

                  (e) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA; PROVIDED, THAT ANY QUESTIONS REQUIRING INTERPRETATION OF THE LAWS GOVERNING LIMITED LIABILITY COMPANIES SHALL BE GOVERNED BY THE NEW JERSEY LIMITED LIABILITY COMPANY ACT.

                  (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                            SLEEPMASTER HOLDINGS L.L.C.

                            By:      /s/ Charles Schweitzer
                                     --------------------------
                            Name: Charles Schweitzer
                            Title:   President

                            SLEEPMASTER L.L.C.

                            By:      /s/ Charles Schweitzer
                                     --------------------------
                            Name: Charles Schweitzer
                            Title:   President

                            SIMON MATTRESS MANUFACTURING CO.

                            By:      /s/ Charles Schweitzer
                                     --------------------------
                            Name:    Charles Schweitzer
                            Title:   Chief Executive Officer


                            /s/ Stephen Alloway
                            -------------------------------
                            Stephen Alloway

                                                                      SCHEDULE A

                                EMPLOYEE BENEFITS

Existing Health and Welfare Benefits -- consistent with those paid to key senior executives of Simon Mattress Manufacturing Co.

Permitted Vacation -- 4 weeks per year (5 vacation days per year may be rolled-over)

Life Insurance -- West Coast Life Insurance Policy Number ZUA336173, which policy shall be paid for by Simon Mattress Manufacturing Co.



                               Schedule A, Page 1